UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
APARTMENT TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

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4901 Dickens Rd., Ste. 101
Richmond, Virginia 23230
(804) 237-1335 main
(804) 237-1345 fax
www.atareit.com

April 26, 2011

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2011 Annual Meeting of Stockholders of Apartment Trust of America, Inc., to be held on June 28, 2011 at 10:00 a.m. local time, at our offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders. A report on the status of our business and portfolio of properties also will be presented at the 2011 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2011 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to 1-781-633-4306 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at www.eproxy.com/ata or by telephone by dialing toll-free 1-866-977-7699. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2011 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2011 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Stanley J. Olander, Jr.
Chief Executive Officer, Chief Financial Officer and Chairman

4901 Dickens Rd., Ste. 101
Richmond, Virginia 23230
(804) 237-1335 main
(804) 237-1345 fax
www.atareit.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Apartment Trust of America, Inc., a Maryland corporation, will be held on June 28, 2011 at 10:00 a.m. local time, at our offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. to elect five directors, each to hold office for a one-year term expiring at the 2012 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; and

2. to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proposal is discussed in the following pages, which are made part of this notice. Our stockholders of record on April 22, 2011 are entitled to vote at the 2011 Annual Meeting of Stockholders of Apartment Trust of America, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Apartment Trust of America, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, for the ten-day period immediately preceding the 2011 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2011 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 28, 2011:

The proxy statement and annual report to stockholders are available at www.eproxy.com/ata.

You may obtain directions to attend the 2011 Annual Meeting of Stockholders of Apartment Trust of America, Inc. by calling 1-804-237-1335.

Please sign and date the accompanying proxy card and return it promptly by fax to 1-781-633-4306 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at www.eproxy.com/ata or by telephone by dialing toll-free 1-866-977-7699. Instructions are included with the proxy card. If you attend the 2011 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Stanley J. Olander
Chief Executive Officer, Chief Financial Officer and Chairman

i

APARTMENT TRUST OF AMERICA, INC.
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
Telephone: (804) 237-1335

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Apartment Trust of America, Inc., or Apartment Trust of America, for use in voting at the 2011 Annual Meeting of Stockholders, or the annual meeting, to be held on June 28, 2011 at 10:00 a.m. local time, at our offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about April 29, 2011.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote to: (i) elect five directors, each to hold office for a one-year term expiring at the 2012 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies and (ii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Management will report on the status of our business and our portfolio of properties, and will respond to questions from stockholders. As of the date of this proxy statement, we do not expect that representatives from Deloitte & Touche LLP, or Deloitte & Touche, our independent registered public accounting firm, will be available during the annual meeting.

What is the Board of Directors’ voting recommendation?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote your shares “FOR ALL NOMINEES” to our Board of Directors. No director has informed us that he or she intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 22, 2011, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting or any postponements or adjournments of the annual meeting. As of the record date, we had 19,714,787 shares of our common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If 50.0% of the shares outstanding of our common stock on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by 10:00 a.m. Eastern Daylight Time on June 28, 2011.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to 1-781-633-4306 until 10:00 a.m. Eastern Daylight Time on June 28, 2011.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1-866-977-7699 until 11:59 p.m. Eastern Daylight Time on June 27, 2011.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at www.eproxy.com until 11:59 p.m. Eastern Daylight Time on June 27, 2011.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of April 22, 2011, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone, fax or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to elect the director nominees?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposal can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Apartment Trust of America and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?

Apartment Trust of America will bear the entire cost of the solicitation of proxies from its stockholders. We have retained DST Systems, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $32,000 for such services and postage. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact DST Systems, Inc. at 1-888-360-9919.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

Background

Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated the following individuals, each for a term of office commencing on the date of the 2011 Annual Meeting of Stockholders of Apartment Trust of America and ending on the date of the 2012 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

Stanley J. Olander, Jr.
Andrea R. Biller
Glenn W. Bunting, Jr. (Independent)
Robert A. Gary, IV (Independent)
Richard S. Johnson (Independent)

Each of Messrs. Olander, Bunting, Gary and Johnson and Ms. Biller currently serves as a member of our Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2012 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Apartment Trust of America. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.

Board Membership Criteria

Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industry, or legal, accounting or financial management expertise. In considering possible candidates for election as a director, our Board of Directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Other considerations in director nominations include the candidate’s independence from conflict with our company, and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.

In addition to the qualities noted above, in considering possible candidates for election as a director, the Board of Directors seeks individuals who:

•	understand our business and corporate structure, have knowledge of key competitors and markets, and can assist with the formulation of corporate strategies;

•	can enhance our company’s relationships with our investors and other sources of capital; and

•	understand finance matters, financial statements and the audit process, legal issues and public reporting.

Qualified candidates for membership on our Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Selection of Directors

Unless otherwise provided by our charter or Maryland law, our Board of Directors is responsible for selecting its own nominees and recommending them for election by the stockholders. All director nominees stand for election by the stockholders annually. Our Board of Directors will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws.

Information about Director Nominees

Stanley J. (“Jay”) Olander, Jr., age 56, has been the Chief Executive Officer and a director of our company since December 2005. Mr. Olander has been the Chief Financial Officer of our company since November 2010. Since December 2006, he has served as Chairman of the board of directors and from April 2007 to March 2010, he served as our President. Since January 2006, Mr. Olander has served as a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, or our advisor. From December 2005 until November 2010, he served as Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC, or our Former Advisor, and from April 2007 until November 2010, he served as the President of our Former Advisor. From December 2007 until November 2010, Mr. Olander served as the Executive Vice President, Multifamily Division of Grubb & Ellis Company, our former sponsor, where he also served in various capacities within the organization from December 2005 until November 2010, including serving as Chief Executive Officer, President and Chairman of the Board of Directors of Grubb & Ellis Residential Management, Inc. from August 2007 until November 2010. From 1996 until April 2005, Mr. Olander served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, a publicly traded apartment REIT listed on the New York Stock Exchange with a market capitalization of approximately $1.5 billion. In 2005, Mr. Olander oversaw the sale of Cornerstone. Mr. Olander has been responsible for the acquisition and financing of approximately 50,000 apartment units during his career. Mr. Olander received a B.S. degree in Business Administration from Radford University and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University. The board of directors selected Mr. Olander to serve as a director because he serves as our Chief Executive Officer and has previously served as the president and chief financial officer of a publicly traded apartment REIT. Mr. Olander has expansive knowledge of the real estate and multi-family housing industries and relationships with chief executives and other senior management at real estate, multi-family development and investment companies, as well as financial lending institutions. The board of directors believes that Mr. Olander brings strong operational and financial expertise to the board.

Andrea R. Biller, age 61, has been a director since June 2008 and previously served as the Secretary of our company from April 2009 to October 2010 and from January 2006 until February 2009. She served as the General Counsel of our Former Advisor, from December 2005 until October 2010. Ms. Biller served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis Company, our former sponsor, from December 2007 until October 2010, having served in various capacities within the organization from March 2003 until October 2010, including serving as the Executive Vice President and Secretary of Grubb & Ellis Equity Advisors, LLC and as the Secretary of Grubb & Ellis Residential Management, Inc. She served as the President of Grubb & Ellis Apartment Management, LLC from January 2010 until October 2010. Ms. Biller also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II, Inc. from January 2009 until October 2010 and the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2006 until July 2009. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, until January 2008, and as the Secretary of T REIT, Inc. from May 2004 until July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission, or SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California and Virginia State Bar Associations and the District of Columbia Bar Association. The board of directors selected Ms. Biller to serve as a director because she has served in various executive capacities with Grubb & Ellis Company, our former sponsor, and has also served as an executive officer of numerous other non-traded REITs and real estate investment programs. She has significant knowledge of, and relationships within, the real estate and non-traded REIT industries, as well as governmental and regulatory authorities due in part to the years she worked at the SEC and as legal counsel to many companies. The board of directors believes that her legal and executive experience will bring a unique and valuable perspective to the board.

Glenn W. Bunting, Jr., age 66, has been an independent director since December 2005. He was President of American KB Properties, Inc., which developed and managed shopping centers, from 1985 until mid-2010. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc., where he also serves on the audit, executive and compensation committees of each board. From 2005 until May 2007 and 2005 until October 2007, Mr. Bunting also served as a director and member of the executive and compensation committees of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., respectively. He also previously served as a director of Cornerstone from 1993 to 2005, where he served on that company’s audit committee. Mr. Bunting received a B.S. degree in Business Administration from Campbell University. The board of directors selected Mr. Bunting to serve as a director due to his knowledge of the real estate and publicly registered non-traded REIT industry and his service on the boards of directors of several non-traded REITs. The board of directors believes that Mr. Bunting’s publicly registered non-traded REIT experience will result in assisting us in developing our long-term strategy.

Robert A. Gary, IV, age 57, has been an independent director since December 2005. He is the chairperson and financial expert for our company’s audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary & Shreaves, PC, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary previously served as a director of Cornerstone, from 2003 to 2005, where he also served as chairman of that company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant and a Certified Information Technology Professional and a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public

Accountants. The Board of Directors selected Mr. Gary to serve as a director due to his financial and accounting expertise, particularly in the apartment REIT industry. The Board of Directors believes that his experience as a partner at a public accounting firm, as well as his previous role as a director and audit committee chairman of a publicly traded apartment REIT, will bring value to the Board of Directors.

Richard S. Johnson, age 61, has been an independent director since September 2009. Since December 2002, he has also served as President and Chief Executive Officer, and since May 2010, chairman, of The Wilton Companies and its subsidiaries, which own, manage and operate a portfolio of real estate investment assets located in Virginia and North Carolina. From 1985 to December 2002, Mr. Johnson served as President of Southern Financial Corporation of Virginia, President of Southern Financial Title Corporation and co-owner of General Land Company of Virginia, Inc. Mr. Johnson is a member of the board of directors, audit committee and investment committee of First Community Bancshares, Inc. and First Community Bank, N.A. He also serves as a member of the board of directors of Fidelity Group, LLC, a member of the board of trustees of the University of Richmond, a Director Emeritus of Ducks Unlimited, Inc. and as Chairman of the Board and Chairman of the Executive Committee of the Economic Development Authority of the City of Richmond, Virginia. Mr. Johnson received a B.S. degree in Business Administration from the University of Richmond and a Master of Science degree from Virginia Commonwealth University. The Board of Directors selected Mr. Johnson to serve as a director due to his extensive experience in operating and managing real estate investment portfolios and serving as a director and audit committee member of a publicly traded company. He also has significant knowledge of, and relationships within, the real estate investment management and financial industries. Our Board of Directors believes that his prior experience will bring strong real estate and financial expertise to our operations and to the Board of Directors.

Our Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below.

For biographical information regarding Mr. Olander, our Chief Executive Officer, Chief Financial Officer and Chairman, see “— Information about Director Nominees” above.

Gustav G. Remppies, age 50, has served as the President of our company since March 2010 and has served as the Secretary of our company since November 2010, having previously served as its Executive Vice President and Chief Investment Officer from December 2005 until March 2010. Mr. Remppies has also been a managing member of our advisor since January 2006. Mr. Remppies served as the Executive Vice President and Chief Investment Officer of our Former Advisor, from December 2005 until November 2010. Mr. Remppies served in various capacities with Grubb & Ellis Company or its affiliates from December 2005 until November 2010, including Executive Vice President of Grubb & Ellis Residential Management, Inc. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 23,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. Mr. Remppies received a B.S. degree in Business Administration from the University of Richmond.

David L. Carneal, age 47, has served as the Executive Vice President and Chief Operating Officer of our company since December 2005. Mr. Carneal has also been a managing member of our advisor since January 2006. Mr. Carneal served as the Executive Vice President and Chief Operating Officer of our Former Advisor, from December 2005 until November 2010. Mr. Carneal also served in various capacities within Grubb & Ellis Company or its affiliates from December 2005 until November 2010, including Executive Vice President of Grubb & Ellis Residential Management, Inc. From 1998 to 2003, Mr. Carneal served as Senior Vice President of Operations of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multi-family property management companies including Trammell Crow Residential. Mr. Carneal received a B.A. degree in History and Government from the University of Virginia.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held 21 meetings during the fiscal year ended December 31, 2010. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate total number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.

Director Attendance at Annual Meetings of Stockholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors at the time attended the 2010 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of our Board of Directors may do so by writing to: Apartment Trust of America, Inc., Board of Directors, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our directors, Stanley J. Olander, Jr. and Andrea R. Biller, are affiliated with us and we do not consider them to be independent directors. Our three other directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA Guidelines. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the advisor by virtue of: (1) ownership of an interest in our sponsor, our advisor or any of their affiliates; (2) employment by our sponsor, our advisor or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor or any of their affiliates; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, our stock is not listed on the New York Stock Exchange.

Board Leadership Structure; Independent Lead Director

Stanley J. Olander, Jr. serves as our Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer. The independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as Chairman of the Board of Directors. The independent directors believe that, because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

In February 24, 2011, our Board of Directors elected Glenn W. Bunting, Jr. as our lead independent director. The lead independent director acts as a liaison between the independent directors and management and is responsible for working with management and our company’s financial advisors to explore strategic alternatives for our company.

Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our corporate governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board of Directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of our independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors

We have two standing committees of our Board of Directors, the Audit Committee and the Executive Committee. From time to time our Board of Directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee.  Our Board of Directors has an Audit Committee, which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the Audit Committee includes Messrs. Gary, Bunting and Johnson, each of whom is an independent director. Mr. Gary is designated as the Audit Committee financial expert and serves as the Audit Committee chairman. In June 2008, the Audit Committee adopted a charter, which is included as Appendix A hereto. The Audit Committee held five meetings during the fiscal year ended December 31, 2010. The Audit Committee:

•	makes recommendations to our Board of Directors concerning the engagement of an independent registered public accounting firm;

•	reviews the plans and results of the audit engagement with the independent registered public accounting firm;

•	approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, the independent registered public accounting firm; and

•	consults with the independent registered public accounting firm regarding the adequacy of our internal controls.

Executive Committee.  Our Board of Directors has an Executive Committee comprised of Mr. Olander, the chairman, and Messrs. Bunting and Gary, two of our independent directors. The Executive Committee has all of the powers of the full Board of Directors, except for those that may not be delegated to a committee as provided under the Maryland General Corporation Law.

Compensation Committee.  Our Board of Directors believes that it is appropriate for our Board of Directors not to have a standing Compensation Committee based upon the fact that our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers. Our non-affiliated directors receive compensation pursuant to the terms of our 2006 Incentive Award Plan, as amended, or our 2006 Plan. Our Board of Directors, including Mr. Olander who is an executive officer of our company, is responsible for reviewing and authorizing the compensation paid to our directors. For a discussion of the compensation we pay our directors, including a discussion of our 2006 Plan, see the section of this proxy statement captioned “Compensation of Directors and Executive Officers.”

Nominating and Corporate Governance Committee.  Our Board of Directors does not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, our full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our Board of Directors, conducting candidate searches and interviews, overseeing and evaluating our Board of Directors and our management, evaluating from time to time the appropriate size and composition of our Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of our Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Nominations

Our Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Apartment Trust of America, Inc., Board of Directors, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary.

Board of Directors’ Role in Risk Oversight

Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term health and the overall success of our company and its financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all property acquisitions and all assumptions of debt, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate the advisor, and must evaluate the performance of our advisor, and re-authorize our advisory agreement with our advisor, or our advisory agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Audit Committee reviews risks related to our financial reporting. It is the Audit Committee’s practice to meet with our Chief Financial Officer and with representatives from our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Material violations of the Code of Ethics and related corporate policies are reported to the Audit Committee and/or, depending on the subject matter and as required, are reported to our Board of Directors, if applicable.

Code of Business Conduct and Ethics

We adopted the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to: Apartment Trust of America, Inc., 4901 Dickens Road,

Suite 101, Richmond, Virginia 23230, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

We have no employees. Our executive officers are all employees of our advisor and/or its affiliates, and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay our advisor fees and reimburse expenses pursuant to our advisory agreement. We currently do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Olander and Ms. Biller, no member of our Board of Directors served as an officer, and no member of our Board of Directors served as an employee, of our company or any of our subsidiaries during the fiscal year ended December 31, 2010. In addition, during the fiscal year ended December 31, 2010, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Option/SAR Grants in Last Fiscal Year

No option grants were made to officers or directors for the year ended December 31, 2010.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•	Meeting Fees. Our independent directors receive $1,000 for each Board of Directors meeting and Executive Committee meeting attended in person or by telephone, $500 for each committee meeting, other than an Executive Committee meeting, attended in person or by telephone, and an additional $2,000 to the Audit Committee chairman for each Audit Committee meeting attended in person or by telephone. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the Audit Committee chairman.

•	Equity Compensation. Upon initial election to the Board of Directors, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Our independent directors do not receive other benefits from us.

In October 2010, Ms. Biller resigned her position as Secretary of our company and her position as General Counsel of our Former Advisor. Also in October 2010, Ms. Biller transferred her interest in an entity that holds a minority interest in our Former Advisor. As a result of such actions, Ms. Biller is no longer an affiliate of our company, although she is not considered an independent director as such term is defined in our charter. In light of her continued service as a member of our Board of Directors, and in recognition of the fact that Ms. Biller is no longer affiliated with our company, in February 2011, our Chief Executive Officer made a proposal to our Board of Directors that Ms. Biller receive compensation commensurate with that of an independent director, as permitted under the 2006 Plan, effective as of January 1, 2011. The proposal was approved by the Board of Directors, including all of the independent directors, with Ms. Biller abstaining. Our affiliated director, Mr. Olander, does not receive any compensation from us for his service as a member of the Board Of Directors.

The following table sets forth the compensation earned by our directors from us in 2010:

Change in
Pension Value
and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensations	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Stanley J. Olander, Jr.(3)	—	—	—	—	—	—	—
Andrea R. Biller(3)	—	—	—	—	—	—	—
Glenn W. Bunting, Jr.	37,500	10,000	—	—	—	—	47,500
Robert A. Gary, IV	46,000	10,000	—	—	—	—	56,000
Richard S. Johnson	37,500	10,000	—	—	—	—	47,500

(1)	Consists of the amounts earned described below:

		Basic
		Annual	Meeting
		Retainer	Fees
Director	Role	($)	($)

Olander	Chairman of the Board	—	—
Biller	Director	—	—
Bunting	Member, Audit Committee	15,000	22,500
Gary	Member, Audit Committee	15,000	31,000
Johnson	Member, Audit Committee	15,000	22,500

(2)	The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2010, as determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718.

(3)	Mr. Olander and Ms. Biller are not independent directors.

The following table shows the shares of our restricted common stock awarded to each director during the fiscal year ended December 31, 2010, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718):

			Full
		Number of	Grant
		Shares of	Date Fair
	Grant	Restricted	Value of
Director	Date	Common Stock	Award ($)

Olander	—	—	—
Biller	—	—	—
Bunting(1)	6/22/2010	1,000	10,000
Gary(1)	6/22/2010	1,000	10,000
Johnson(1)	6/22/2010	1,000	10,000

(1)	On June 22, 2010, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

The following table shows the aggregate number of nonvested shares of restricted common stock held by each director as of December 31, 2010:

Number of
Nonvested
Shares of
Restricted
Common
Director	Stock

Olander(1)	—
Biller(1)	—
Bunting(2)	2,000
Gary(2)	2,000
Johnson(2)	1,400

(1)	Mr. Olander and Ms. Biller are not independent directors.

(2)	On June 22, 2010, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

2006 Incentive Award Plan

We adopted our 2006 Plan, pursuant to which our Board of Directors, or a committee of our independent directors, may make grants of options and awards of shares of our restricted common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

On each of June 25, 2008, June 23, 2009 and June 22, 2010, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On September 24, 2009, in connection with the resignation of one independent director, W. Brand Inlow, 2,000 shares of restricted common stock were forfeited. On September 24, 2009, in connection with the appointment of an independent director, Richard S. Johnson, we granted 1,000 shares of restricted common stock to the new independent director under our 2006 Plan, which vest over the same period described above.

The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our initial public offering and follow-on offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends. For the years ended December 31, 2010, 2009 and 2008, we recognized compensation expense of $25,000, $24,000 and $21,000, respectively, related to the restricted common stock grants ultimately expected to vest, which has been reduced for estimated forfeitures. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock compensation expense is included in general and administrative in our consolidated statements of operations.

As of December 31, 2010, 2009 and 2008, there was $44,000, $59,000 and $45,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2010, this expense was expected to be recognized over a remaining weighted average period of 2.89 years. As of December 31, 2009, this expense was expected to be recognized over a remaining weighted average period of 2.69 years.

As of December 31, 2010, 2009 and 2008, the fair value of the nonvested shares of restricted common stock was $54,000, $48,000 and $54,000, respectively. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2010, 2009 and 2008, and the changes for the years ended December 31, 2010, 2009 and 2008, is presented below:

	Number of
	Shares of	Weighted
	Restricted	Average
	Common	Grant Date
	Stock	Fair Value

Balance — December 31, 2008	5,400	$10.00
Granted	4,000	$10.00
Vested	(2,600)	$10.00
Forfeited	(2,000)	$10.00
Balance — December 31, 2009	4,800	$10.00
Granted	3,000	$10.00
Vested	(2,400)	$10.00
Forfeited	—	$10.00
Expected to vest — December 31, 2010	5,400	$10.00

Amendment and Termination of our 2006 Plan

The Board of Directors may not, without stockholder approval given within 12 months of our Board of Directors’ action, amend our 2006 Plan to increase the number of shares of our common stock that may be issued pursuant to our 2006 Plan.

The Board of Directors may terminate our 2006 Plan at any time. Our 2006 Plan will be in effect until terminated by the Board of Directors. However, in no event may any award be granted pursuant to our 2006 Plan after ten years following our 2006 Plan’s effective date. Except as indicated above, the Board of Directors may modify our 2006 Plan from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Pursuant to our 2006 Plan, our Board of Directors or a committee of our independent directors may make grants of options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

The table below presents the number of shares of our common stock remaining available for issuance under the 2006 Plan as of December 31, 2010:

	Number of Securities		Number of
	to be Issued upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,985,800
Equity compensation plans not approved by security holders	—	—	—
Total	—		1,985,800

(1)	On July 19, 2006, we granted an aggregate of 4,000 shares of restricted common stock, as defined in our 2006 Plan, to our independent directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On each of June 12, 2007, June 25, 2008, June 23, 2009 and June 22, 2010, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, which will vest over the same period described above. On September 24, 2009, in connection with the resignation of one independent director, W. Brand Inlow, and the concurrent election of a new independent director, Richard S. Johnson, we granted

1,000 shares of restricted common stock to Mr. Johnson under our 2006 Plan, which will vest over the same period described above. In addition, 800 shares and 2,000 shares of restricted common stock were forfeited in November 2006 and September 2009, respectively. Such outstanding shares of restricted common stock are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 19, 2011, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and named executive officers as a group. The percentage of common stock beneficially owned is based on 19,769,271 shares of our common stock outstanding as of April 19, 2011. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. None of the shares listed below have been pledged as security.

	Number of
	Shares of
	Common Stock
	Beneficially
Name of Beneficial Owners(1)	Owned	Percentage

Stanley J. Olander, Jr.	—	—
Andrea R. Biller	—	—
Glenn W. Bunting, Jr.(2)	5,293	*
Robert A. Gary, IV(2)	5,000	*
Richard S. Johnson(2)	2,000	*
All directors and executive officers as a group (5 persons)	12,293	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Apartment Trust of America, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230.

(2)	Includes restricted and unrestricted shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. As of December 31, 2010, none of our securities were registered under the Exchange Act and, therefore, none of our officers, directors or 10% (or more) stockholders were subject to these filing requirements for the year ended December 31, 2010. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2010, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships Among Our Affiliates

Until December 31, 2010, we were externally advised by Grubb & Ellis Apartment REIT Advisor, LLC, or our Former Advisor, pursuant to an advisory agreement, as amended and restated, or the Grubb & Ellis Advisory

Agreement. Our Former Advisor is jointly owned by entities affiliated with Grubb & Ellis Company and ROC REIT Advisors, LLC, or ROC REIT Advisors, or our advisor. All of our executive officers and our non-independent directors were also executive officers, employees and/or holders of a direct or indirect interest in our Former Advisor or its affiliates.

As of December 31, 2010, Grubb & Ellis Equity Advisors owned a 50.0% managing member interest in our Former Advisor and a 25% indirect non-managing interest in our Former Advisor through Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management. ROC REIT Advisors owned the remaining 25% interest. The members of ROC REIT Advisors are: (1) Stanley J. Olander, Jr., our Chief Executive Officer, Chief Financial Officer and Chairman of our Board of Directors; (2) Gustav G. Remppies, our President and Secretary; and (3) David L. Carneal, our Executive Vice President and Chief Operating Officer. Until October 2010, Andrea R. Biller, our former Secretary and a member of our Board of Directors, owned an 18.0% membership interest in Grubb & Ellis Apartment Management.

On November 1, 2010, we received written notice from our Former Advisor stating that it had elected to terminate the Grubb & Ellis Advisory Agreement. Pursuant to the Grubb & Ellis Advisory Agreement, either party was permitted to terminate the agreement upon 60 days’ written notice without cause or penalty. Therefore, the Grubb & Ellis Advisory Agreement terminated on December 31, 2010 and our Former Advisor no longer serves as our company’s advisor. In the aggregate, for the years ended December 31, 2010 and 2009, we incurred fees and expenses of $9,487,000 and $7,097,000, respectively, payable to our Former Advisor, and our former dealer manager, or their affiliates, as detailed below.

In connection with the termination of the Grubb & Ellis Advisory Agreement, our Former Advisor has notified us that it has elected to defer the redemption of its Incentive Limited Partnership Interest (as such term is defined in the agreement of limited partnership for our company’s operating partnership) until, generally, the earlier to occur of (i) a listing of our shares on a national securities exchange or national market system or (ii) a liquidity event. See “— Liquidity Stage” below for a further discussion of the incentive distributions that could become payable to our Former Advisor in connection with its Incentive Limited Partnership Interest.

In connection with the merger of NNN Realty Advisors, Inc., or NNN Realty Advisors, with Grubb & Ellis Company in July 2007, Grubb & Ellis Company indirectly acquired 100% of the membership interests of ROC Realty Advisors, LLC, which was jointly owned by Messrs. Olander, Remppies and Carneal. In consideration for the membership interests, Messrs. Olander, Remppies and Carneal received in the aggregate (1) 400,000 restricted shares of common stock of NNN Realty Advisors, which converted into shares of common stock of Grubb & Ellis Company; (2) a $1.7 million cash payment; and (3) an additional cash payment of $1.0 million that was paid in equal installments on the first business day flowing January 1 of 2008, 2009 and 2010. Messrs. Olander, Remppies and Carneal, and Ms. Biller each own less than 1% of the outstanding shares of common stock of Grubb & Ellis Company, our former sponsor. Mr. Olander and Ms. Biller served as executive officers of Grubb & Ellis Company until November 2010 and October 2010, respectively.

Fees and Expenses Paid to Affiliates

Until December 31, 2010, the managing broker-dealer for our capital formation efforts had been Grubb & Ellis Securities, Inc, or Grubb & Ellis Securities, or our former dealer manager. Effective December 31, 2010, Grubb & Ellis Securities terminated our dealer manager agreement, or the Grubb & Ellis DMA.

Until December 31, 2010, the Grubb & Ellis DMA and the Grubb & Ellis Advisory Agreement entitled our Former Advisor, our former dealer manager and their affiliates to specific compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the years ended December 31, 2010 and 2009, we paid $9,487,000 and $7,097,000, respectively, to our Former Advisor or its affiliates as detailed below.

Offering Stage

Selling Commissions — Initial Offering

Pursuant to our initial public offering of common stock which was declared effective by the SEC on July 19, 2006 and terminated on July 17, 2009, or our initial offering, our former dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the distribution reinvestment plan, or the DRIP. Our former dealer manager re-allowed all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2010, we did not incur any selling commissions to our former dealer manager with respect to our initial offering. For the year ended December 31, 2009, we incurred $510,000 in selling commissions to our former dealer manager. Such selling commissions were charged to stockholders’ equity as such amounts were reimbursed to our former dealer manager from the gross proceeds of our initial offering.

Selling Commissions — Follow-On Offering

Until December 31, 2010, pursuant to our follow-on public offering of common stock which was declared effective by the SEC on July 17, 2009 and suspended as of December 31, 2010, or our follow-on offering, our former dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering, other than shares of our common stock sold pursuant to the DRIP. Our former dealer manager was permitted to re-allow all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2010 and 2009, we incurred $1,644,000, and $408,000, respectively, in selling commissions to our former dealer manager. Such selling commissions were charged to stockholders’ equity as such amounts were reimbursed to our former dealer manager from the gross proceeds of our follow-on offering.

Initial Offering Marketing Support Fees and Due Diligence Expense Reimbursements and Follow-On Offering Dealer Manager Fees

Pursuant to our initial offering, our former dealer manager received non-accountable marketing support fees of up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP. Our former dealer manager re-allowed a portion up to 1.5% of the gross offering proceeds for non-accountable marketing support fees to participating broker-dealers. In addition, we reimbursed our former dealer manager or its affiliates an additional 0.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP, as reimbursements for accountable bona fide due diligence expenses. Grubb & Ellis Securities or its affiliates re-allowed all or a portion of these reimbursements up to 0.5% of the gross offering proceeds to participating broker-dealers for accountable bona fide due diligence expenses. For the year ended December 31, 2010, we did not incur any marketing support fees or due diligence expense reimbursements to our former dealer manager or its affiliates. For the year ended December 31, 2009, we incurred $183,000 in marketing support fees and due diligence expense reimbursements to our former dealer manager or its affiliates. Such fees and reimbursements were charged to stockholders’ equity as such amounts were reimbursed to our former dealer manager or its affiliates from the gross proceeds of our initial offering.

Until December 31, 2010, pursuant to our follow-on offering, our former dealer manager received a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to our follow-on offering, other than shares of our common stock sold pursuant to the DRIP. Our former dealer manager was permitted to re-allow all or a portion of the dealer manager fee to participating broker-dealers. For the years ended December 31, 2010 and 2009, we incurred $720,000 and $177,000, respectively in dealer manager fees to our dealer manager or its affiliates. Such dealer manager fees were charged to stockholders’ equity as such amounts were reimbursed to our former dealer manager or its affiliates from the gross proceeds of our follow-on offering.

Other Organizational and Offering Expenses — Initial Offering

Our other organizational and offering expenses for our initial offering were paid by our Former Advisor or its affiliates on our behalf. Our Former Advisor or its affiliates were reimbursed for actual expenses incurred up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP. For the year ended December 31, 2010, we did not incur any organizational or offering expenses to our Former Advisor or its affiliates. For the year ended December 31, 2009, we incurred $110,000 in offering expenses to our Former Advisor and its affiliates. Other offering expenses were charged to stockholders’ equity as such amounts were reimbursed to our Former Advisor or its affiliates from the gross proceeds of our initial offering.

Other Organizational and Offering Expenses — Follow-On Offering

Until December 31, 2010, our other organizational and offering expenses for our follow-on offering were paid by our Former Advisor or its affiliates on our behalf. Pursuant to the Grubb & Ellis Advisory Agreement, which was terminated on December 31, 2010, our Former Advisor or its affiliates were reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering, other than shares of our common stock sold pursuant to the DRIP. For the years ended December 31, 2010 and 2009, we incurred $240,000 and $59,000, respectively, in offering expenses to our Former Advisor and its affiliates. Other offering expenses were charged to stockholders’ equity as such amounts were reimbursed to our Former Advisor or its affiliates from the gross proceeds of our follow-on offering.

Acquisition and Development Stage

Acquisition Fee

Prior to the termination of the Grubb & Ellis Advisory Agreement, our Former Advisor or its affiliates were entitled to receive as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. Additionally, effective July 17, 2009 and until December 31, 2010, our Former Advisor or its affiliates were entitled to receive a 2.0% origination fee as compensation for any real estate-related investment we acquire. For the years ended December 31, 2010 and 2009, we incurred $1,228,000 and $0, respectively, in acquisition fees to our Former Advisor or its affiliates. For the years ended December 31, 2010 and 2009, acquisition fees in connection with the acquisition of properties were expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and are disclosed as a separate line item in our consolidated statements of operations.

Reimbursement of Acquisition Expenses

Prior to the termination of the Grubb & Ellis Advisory Agreement, our Former Advisor or its affiliates were reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Until July 17, 2009, acquisition expenses, excluding amounts paid to third parties, were not to exceed 0.5% of the contract purchase price of our properties. The reimbursement of acquisition expenses, acquisition fees, real estate commissions and other fees paid to unaffiliated parties could not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits were approved by a majority of our disinterested independent directors. Effective July 17, 2009, and until December 31, 2010, our Former Advisor or its affiliates were reimbursed for all acquisition expenses actually incurred related to selecting, evaluating and acquiring assets, which were to be paid regardless of whether an asset was acquired, subject to the aggregate 6.0% limit on reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties. As of December 31, 2010 and 2009, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.

For the year ended December 31, 2010, we incurred $8,000 for such acquisition expenses to our Former Advisor and its affiliates, excluding amounts our Former Advisor and its affiliates paid directly to third parties. For the year ended December 31, 2009, we did not incur any acquisition expenses to our Former Advisor and its affiliates, including amounts our Former advisor and its affiliates paid directly to third parties. Beginning January 1, 2009, acquisition expenses were expensed as incurred in accordance with ASC Topic 805 and disclosed as a separate line item in our consolidated statements of operations.

Operational Stage

Asset Management Fee

Pursuant to the Grubb & Ellis Advisory Agreement, which terminated on December 31, 2010, until November 1, 2008, our Former Advisor or its affiliates received a monthly fee for services rendered in connection with the management of our assets in an amount that equaled one-twelfth of 1.0% of our average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum, cumulative, non-compounded, on invested capital. The asset management fee was calculated and payable monthly in cash or shares of our common stock, at the option of our Former Advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.

Effective November 1, 2008, and until December 31, 2010, we reduced the monthly asset management fee our Former Advisor or its affiliates were entitled to receive from us in connection with the management of our assets from one-twelfth of 1.0% of our average invested assets to one-twelfth of 0.5% of our average invested assets. The asset management fee was calculated and payable monthly in cash or shares of our common stock, at the option of our Former Advisor, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter. Furthermore, effective January 1, 2009 and until December 31, 2010, no asset management fee was due or payable to our Former Advisor or its affiliates until the quarter following the quarter in which we generated funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our stockholders for such quarter.

For the years ended December 31, 2010 and 2009, we incurred no asset management fees to our Former Advisor and its affiliates.

Property Management Fee

Prior to the termination of the Grubb & Ellis Advisory Agreement, our Former Advisor or its affiliates were paid a monthly property management fee of up to 4.0% of the monthly gross cash receipts from any property managed for us. For the years ended December 31, 2010 and 2009, we incurred property management fees of $1,156,000 and $1,087,000, respectively, to our Former Advisor and its affiliate, which were included in rental expenses in our consolidated statements of operations.

On-site Personnel Payroll

For the years ended December 31, 2010 and 2009, Residential Management, our former property manager, incurred payroll for on-site personnel on our behalf of $4,316,000 and $3,926,000, respectively, which was included in rental expenses in our consolidated statements of operations.

Operating Expenses

Prior to the termination of the Grubb & Ellis Advisory Agreement, we reimbursed our Former Advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we were not allowed to reimburse our Former Advisor or its affiliates for operating expenses that exceeded the greater of: (1) 2.0% of our average invested assets, as defined in the Grubb & Ellis Advisory Agreement; or (2) 25.0% of our net income, as defined in the Grubb & Ellis Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. For the 12 months ended December 31, 2010, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets were 0.4% and 0.3%, respectively, for the 12 months ended December 31, 2010 and 2009. Our operating expenses, as a percentage of net income, were 20.1% and 14.3%, respectively, for the 12 months ended December 31, 2010 and 2009.

For the years ended December 31, 2010 and 2009, our former transfer agent, Grubb & Ellis Equity Advisors, Transfer Agent, LLC, incurred operating expenses on our behalf of $26,000 and $19,000, respectively, which is included in general and administrative in our accompanying consolidated statements of operations.

Compensation for Additional Services

Prior to the termination of the Grubb & Ellis Advisory Agreement, our Former Advisor or its affiliates were paid for services performed for us other than those required to be rendered by our Former Advisor or its affiliates under the Grubb & Ellis Advisory Agreement. The rate of compensation for these services was to be approved by a majority of our board of directors, including a majority of our independent directors, and could not exceed an amount that would have been paid to unaffiliated third parties for similar services.

We entered into a services agreement, effective January 1, 2008, or the Services Agreement, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The Services Agreement had an initial term of one-year and renewed automatically for successive one-year terms unless terminated prior to such renewal in accordance with its terms. On January 31, 2010, we terminated the Services Agreement. On February 1, 2010, we entered into an agreement, or the Transfer Agent Services Agreement, with Grubb & Ellis Transfer Agent, a wholly-owned subsidiary of Grubb & Ellis Equity Advisors, for transfer agent and investor services. The Transfer Agent Services Agreement had an initial term of one year and renewed automatically for successive one-year terms unless terminated prior to such renewal in accordance with its terms. Since Grubb & Ellis Equity Advisors is the managing member of our Former Advisor, the terms of the Transfer Agent Services Agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated party for similar services. On November 3, 2010, we received notification of termination of the Transfer Agent Services Agreement from Grubb & Ellis Transfer Agent. On January 29, 2011 we moved the transfer agent function from Grubb & Ells Transfer Agent to DST Systems, Inc., an unaffiliated transfer agent.

For the years ended December 31, 2010 and 2009, we incurred $73,000 and $67,000, respectively, for investor services that Grubb & Ellis Transfer Agent or Grubb & Ellis Realty Investors provided to us, which is included in general and administrative in our accompanying consolidated statements of operations.

For the years ended December 31, 2010 and 2009, our Former Advisor and its affiliates incurred $10,000 and $19,000, respectively, in subscription agreement processing that Grubb & Ellis Transfer Agent or Grubb & Ellis Realty Investors provided to us. As another organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent other organizational and offering expenses do not exceed 1.5% and 1.0% of the gross proceeds of our initial offering and our follow-on offering, respectively.

For the years ended December 31, 2010 and 2009, we incurred $66,000 and $7,000, respectively, for tax and internal controls compliance services that affiliates provided to us, which is also included in general and administrative in our accompanying consolidated statements of operations.

Liquidity Stage

Incentive Distribution upon Sales

The Grubb & Ellis Advisory Agreement provided that, in the event of liquidation, our Former Advisor was to be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting: (1) the amount of capital we invested in our operating partnership; (2) an amount equal to an annual 8.0% cumulative, non-compounded return on such invested capital; and (3) any shortfall with respect to the overall annual 8.0% cumulative, non-compounded return on the capital invested in our operating partnership. Actual amounts to be received depended on the sale prices of properties upon liquidation. For the years ended December 31, 2010 and 2009, we did not pay any such distributions.

Incentive Distribution upon Listing

The Grubb & Ellis Advisory Agreement provided that, in the event of its termination upon the listing of shares of our common stock on a national securities exchange, our Former Advisor was to be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeded the sum of the amount of capital we invested in our operating partnership plus an annual 8.0% cumulative, non-compounded return on such invested capital. Actual amounts to be received depended upon the market value of our outstanding stock at the time of listing among other factors. Upon our Former Advisor’s receipt of such incentive distribution, our Former Advisor’s special limited partnership units were to be redeemed and our Former Advisor was entitled to receive any further incentive distributions upon sale of our properties. For the years ended December 31, 2010 and 2009, we did not pay any such distributions.

Fees Payable upon Internalization of the Former Advisor

The Grubb & Ellis Advisory Agreement provided that, in the event of its termination due to an internalization of our Former Advisor in connection with our conversion to a self-administered REIT, our Former Advisor was to be paid a fee determined by negotiation between our Former Advisor and our independent directors. Upon our Former Advisor’s receipt of such compensation, our Former Advisor’s special limited partnership units were to be redeemed and our Former Advisor was not entitled to receive any further incentive distributions upon the sale of our properties. For the years ended December 31, 2010 and 2009, we did not pay any such fees.

New Advisory Agreement

On February 25, 2011, we entered into an advisory agreement, or the advisory agreement, among us, our operating partnership and ROC REIT Advisors, referred herein as our advisor. Our advisor is affiliated with us in that ROC REIT Advisors is owned by our executive officers, Messrs. Olander, Carneal and Remppies. The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year terms. The advisory agreement may be terminated by either our advisor or us upon 60 days’ written notice without cause and without penalty.

Pursuant to the terms of the advisory agreement, our advisor is entitled to receive certain fees for services performed. As compensation for services rendered in connection with the investigation, selection and acquisition of investments, we will pay the advisor an acquisition fee that will not exceed (A) 1.0% of the contract purchase price of properties, or (B) 1.0% of the origination price or purchase price of real estate-related securities and real estate assets other than properties; in each of the foregoing cases along with reimbursement of acquisition expenses. However, the total of all acquisition fees and acquisition expenses payable with respect to any real estate assets or real estate-related securities cannot exceed 6.0% of the contract purchase price of such real estate assets or real estate-related securities, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such amount are approved by a majority of our directors not interested in such transaction, including a majority of our independent directors. Furthermore, in connection with a sale of a property in which our advisor or its affiliates provide a substantial amount of services, we will pay our advisor or its affiliates a property disposition fee equal to the lesser of (i) 1.75% of the contract sales price of such real estate asset and (ii) one-half of a competitive real estate commission. However, the total real estate commissions we pay to all persons with respect to the sale of such property may not exceed the lesser of 6.0% of the contract sales price or a competitive real estate commission. As compensation for services rendered in connection with the management of our assets, we will pay a monthly asset management fee to the advisor equal to one-twelfth of 0.30% of our company’s average invested assets as of the last day of the immediately preceding quarter; the asset management fee shall be payable monthly in arrears by our company in cash equal to 0.25% of our company’s average invested assets and in our company’s shares of common stock equal to 0.05% of our company’s average invested assets.

Upon the listing of our shares of common stock on a national securities exchange, the advisor is entitled to a subordinated performance fee equal to 15.0% of the amount by which the market value of the shares of our common stock plus distributions paid by us prior to the listing exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on our invested capital and (ii) our invested capital. Upon the sale of a real estate asset, we will pay the advisor a subordinated performance fee equal to 15.0% of the net proceeds from such sale remaining after our stockholders have received distributions such that the owners of all outstanding shares have received distributions in an aggregate amount equal to the sum of, as of such point in time (i) a cumulative, non-compounded return equal to 8.0% per annum on our invested capital and (ii) our invested capital. Upon termination of the advisory agreement, unless we terminated the advisory agreement because of a material breach by our advisor, or unless such termination occurs upon a change of control, as defined in the advisory agreement, our advisor is entitled to receive a subordinated performance fee equal to 15.0% of the amount by which the appraised value of our real estate assets and real estate-related securities on the date of termination of the advisory agreement, less the amount of all indebtedness secured by our real estate assets and real estate-related securities, plus the total distributions paid to our stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on the our invested capital plus (ii) our invested capital. Notwithstanding the foregoing, if termination of the advisory agreement occurs upon a change of control, our advisor is entitled to payment of a subordinated performance fee equal to 15.0% of the amount by which the value of our real estate assets and real estate-related securities on the date of termination of the advisory agreement as determined in good faith by the Board of Directors, including a majority of the independent directors, less the amount of all indebtedness secured by our real estate assets and real estate-related securities, plus the total distributions paid to our stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on the our invested capital plus (ii) our invested capital. In addition, in the event of the origination or refinancing of any debt financing by us, including the assumption of existing debt, that is used to acquire real estate assets or originate or acquire real estate-related securities or is assumed in connection with the acquisition of real estate assets or the origination or acquisition of real estate-related securities, and if our advisor provides a substantial amount of services in connection therewith, we will pay our advisor a financing coordination fee equal to 1.0% of the amount available to us and/or outstanding under such debt financing.

In addition to the compensation paid to our advisor, we will pay directly or reimburse the advisor for all the expenses our advisor pays or incurs in connection with the services provided to us. However, we will not reimburse our advisor at the end of any fiscal quarter in which total operating expenses incurred by it for the four consecutive fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year, unless our independent directors determine such excess expenses are justified.

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of December 31, 2010 and 2009:

		December 31,
Entity	Fee	2010	2009

Grubb & Ellis Equity Advisors/ Grubb & Ellis Realty Investors	Operating Expenses	$2,000	$2,000
Grubb & Ellis Equity Advisors/ Grubb & Ellis Realty Investors	Offering Costs	—	14,000
Grubb & Ellis Securities	Selling Commissions, Marketing Support Fees and Dealer Manager Fees	15,000	30,000
Residential Management	Property Management Fees	92,000	90,000

		$109,000	$140,000

Unsecured Note Payables to Affiliate

For the years ended December 31, 2010, 2009 and 2008, we incurred $373,000, $544,000 and $220,000, respectively, in interest expense to NNN Realty Advisors, which is a wholly-owned subsidiary of our former sponsor, Grubb & Ellis Company. Unsecured note payables to NNN Realty Advisors were originally evidenced by unsecured promissory notes, each bearing interest at a fixed rate and requiring monthly interest-only payments for the terms of the unsecured note payables to affiliate. On November 10, 2009, we entered into a consolidated unsecured promissory note, or the Consolidated Promissory Note, with NNN Realty Advisors whereby we cancelled the outstanding promissory notes dated June 27, 2008 and September 15, 2008, and consolidated the outstanding principal balances of the cancelled promissory notes into the Consolidated Promissory Note. The Consolidated Promissory Note had an interest rate of 4.50% per annum, a default interest rate of 2.0% in excess of the interest rate then in effect and a maturity date of January 1, 2011. The interest rate payable under the Consolidated Promissory Note was subject to a one-time adjustment to a maximum rate of 6.0% per annum. On August 11, 2010, we amended the Consolidated Promissory Note, or the Amended Consolidated Promissory Note. The material terms of the Amended Consolidated Promissory Note decreased the principal amount outstanding to $7,750,000 due to our pay down of the principal balance, extended the maturity date from January 1, 2011 to July 17, 2012, and fixed the interest rate at 4.50% per annum and the default interest rate at 6.50% per annum. As of December 31, 2010 and 2009, the outstanding principal amount under the Amended Consolidated Promissory Note was $7,750,000 and $9,100,000, respectively.

Because these loans are related party loans, the terms of the loans and the unsecured notes, including any extensions or consolidation thereof, were approved by our Board of Directors, including a majority of our independent directors, and were deemed fair, competitive and commercially reasonable by our Board of Directors.

NNN/Mission Residential Holdings, LLC

On December 31, 2010, we, through ATA-Mission, LLC, a wholly-owned subsidiary of our operating partnership, acquired a 50% ownership interest in NNN/MR Holdings, which serves as a holding company for the master tenants of four multi-family apartment properties located in Plano and Garland, Texas and Charlotte, North Carolina with an aggregate of 1,066 units. We were not previously affiliated with NNN/MR Holdings. We acquired the ownership interest in NNN/MR Holdings, or the NNN/MR Holdings Interest, from Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, an affiliate of our Former Advisor. The remaining 50% is owned by Mission Residential, LLC, which consented to the transaction. We are not affiliated with Mission Residential, LLC. The four multi-family apartment properties are managed by our wholly-owned taxable REIT subsidiary, MR Residential Management, LLC. We paid $50,000 in cash as consideration for the NNN/MR Holdings Interest. We also assumed the obligation to fund up to $1.0 million in draws on credit line loans extended to the four master tenants by NNN/MR Holdings.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our directors or their respective affiliates; (2) certain future offerings; and (3) allocation of properties among affiliated entities. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in our prospectus for our follow-on offering, we do not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We do not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We do not make any loans to our advisor, any of our directors or any of their respective affiliates except loans, if any, to our wholly owned subsidiaries. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

•	Our advisory agreement provides that our advisor is obligated to provide us with the first opportunity to purchase any Class A income producing multi-family property that satisfies our investment objectives placed under contract by our advisor or its affiliates. If our board of directors does not affirmatively authorize us to make such purchase within seven days of being offered such property, then our advisor may offer the investment opportunity to any other person or entity.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

AUDIT AND NON-AUDIT FEES

Deloitte & Touche has served as our independent registered public accounting firm since January 6, 2006 and audited our consolidated financial statements for the years ended December 31, 2010, 2009, 2008 and 2007, and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

The following table lists the fees for services billed by our independent registered public accounting firm for 2010 and 2009:

Services	2010	2009

Audit fees(1)	$276,000	$251,000
Audit-related fees(2)	—	—
Tax fees(3)	34,000	15,000
All other fees(4)	12,000	—

Total	$322,000	$266,000

(1)	Audit fees billed in 2010 and 2009 related to the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our initial public offering and follow-on offering. These amounts include fees paid by Grubb & Ellis and its affiliates for costs in connection with our initial public offering and follow-on offering, and to the extent cumulative other organizational and offering expenses exceed 1.5% and 1.0% of the gross proceeds of our initial offering and our follow-on offering, respectively, these amounts are not included within our consolidated financial statements.

(2)	Audit-related fees relate to financial accounting and reporting consultations.

(3)	Tax fees relate to tax compliance and tax planning and advice.

(4)	All other fees relate to fees for other permissible work performed that does not meet the above-described categories, including assistance with internal audit plans and risk assessment.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Deloitte & Touche for the year ended December 31, 2010, were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees , as currently in effect, and it has discussed their independence with us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 25, 2011.

Audit Committee:
Robert A. Gary, IV, Chairman
Glenn W. Bunting, Jr.
Richard S. Johnson

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2010 is being mailed to stockholders on or about April 29, 2011. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for the 2012 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary, no later than December 31, 2011, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2012 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2012 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than December 1, 2011 and no later than December 31, 2011. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. We presently anticipate holding the 2012 Annual Meeting of Stockholders in June 2012.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April 29, 2011, we will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on April 22, 2011. The only business to come before the annual meeting of which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to 1-781-633-4306 or by telephone by dialing toll-free 1-866-977-7699 or by the Internet at www.eproxy.com/ata.

APPENDIX A

AUDIT COMMITTEE CHARTER
APARTMENT TRUST OF AMERICA, INC.
(f/k/a Grubb & Ellis Apartment REIT, Inc.)

This Audit Committee Charter has been adopted by the Board of Directors (the “Board”) of Grubb & Ellis Apartment REIT, Inc. (the “Company”).

I.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board in fulfilling its oversight responsibilities under Maryland law. The Committee shall be responsible for assisting the Board with oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory financial disclosure requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare a report which is to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission (“SEC”) and which complies with the applicable rules and regulations of the SEC.

In furtherance of this purpose, the Committee shall maintain direct communication among the Company’s independent auditor, management, internal auditors (or other personnel responsible for the internal audit function) and the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to retain at the Company’s expense outside legal, accounting or other advisors to advise the Committee and to receive appropriate funding, as determined by the Committee, from the Company for the payment of the compensation of such advisors. The independent auditor shall report directly to the Committee and is ultimately accountable to the Committee and the Board.

The Committee’s job is one of oversight and the Board recognizes that the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The outside auditor is responsible for auditing the Company’s financial statements. Additionally, the Board recognizes that the Company’s management, as well as the independent auditor, have more time and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

II.	MEMBERSHIP

The Committee shall be composed of at least three members, who shall be independent directors meeting the requirements of the rules of the SEC and the Company’s Articles of Amendment and Restatement, as amended from time to time. The members shall be appointed by the Board. Each member of the Committee must be financially literate, or must become financially literate within a reasonable time period after appointment to the Committee, including at least one member with accounting or related financial management expertise. In addition, at least one member of the committee shall be an “audit committee financial expert” within the meaning set forth by the rules of the SEC.

The Committee shall have a Chairman who is designated by the Board. In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote. The Board may, at any time, remove one or more directors as members of the Committee.

In light of the extraordinary commitment of time and attention required of members of the Committee in fulfilling their responsibilities, no member of the Committee shall be a member of the audit committee, or a committee fulfilling similar functions, of more than two other public companies.

III.	RESPONSIBILITIES

A.	Annual Review

1. At least annually, the Committee shall review and reassess the adequacy of this Charter and evaluate the performance of the Committee and report the results thereof to the Board.

2. At least annually, the Committee shall review the qualifications, independence and performance of the independent auditor and present its conclusions to the Board in advance of the annual meeting of stockholders. As part of such annual review, the Committee shall obtain and review a report by the independent auditor describing:

•	the independent auditor’s internal quality-control procedures;

•	all relationships between the independent auditor and the Company;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor; and

•	any steps taken to deal with any such issues.

3. The Committee shall annually obtain and review a report from the independent auditor, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Company;

•	all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm; and

•	other material written communication between the accounting firm and management.

4. On an annual basis, the Committee shall report to the Board, after the close of each fiscal year but prior to the Company’s annual meeting of stockholders, as well as on any other occasion, any issues that arise with respect to the quality or integrity of the Company’s publicly reported financial statements, the Company’s compliance with legal or regulatory financial disclosure requirements, the performance and independence of the independent auditor, the performance of the internal audit function or whatever it deems appropriate concerning the activities of the Committee.

5. The Committee shall review annually the Company’s internal auditing program and significant reports and management’s response and follow-up to those reports.

B.	Review of Independent Auditor and Internal Audit Functions

6. The Committee shall review all major accounting policy matters involved in the preparation of the Company’s interim and annual financial reports with management and any deviations from prior practice with the independent auditor.

7. In consultation with management, the independent auditor and the internal auditor (or other personnel responsible for the internal audit function), the Committee shall consider the integrity of the Company’s financial reporting processes and controls. In furtherance of this goal, the Committee shall discuss policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

8. The Committee shall directly appoint, retain, compensate, evaluate, oversee and terminate the Company’s independent auditor. As part of this function, the Committee shall oversee and confirm the regular rotation of the lead audit partner of the independent auditor. The Committee shall further establish clear hiring policies for current or former employees of the independent auditor.

9. The Committee shall pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditor. In accordance with applicable law, the

Committee may delegate this authority to one or more designated members of the Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly-scheduled meeting.

10. The Committee shall satisfy itself as to the professional competency of personnel responsible for the internal audit function.

11. The Committee shall review with the independent auditor, management and personnel responsible for the internal audit function, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the engagement team and the coordination between the independent auditor, management and personnel responsible for the internal audit function in executing the plan.

12. The Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and the independent auditor. The Committee shall meet quarterly with management and with the independent auditor to discuss the annual audited financial statements, including footnotes, the unaudited quarterly financial results prior to any early release of earnings and the quarterly financial statements prior to filing or distribution, including, in each case, a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In discharging this obligation, the Committee shall receive and review, if necessary, a report from the controller as to any unusual deviations from prior practice that were included in the preparation of the annual or quarterly financial results. The Committee shall review and discuss (a) the type and presentation of information to be included in draft press releases of un-audited interim and annual financial results before public release and (b) financial information and earnings guidance provided to analysts and ratings agencies.

13. The Committee shall review with the independent auditor, on completion of the annual audit, its experience, any difficulties encountered, any restrictions on their work, cooperation received, significant disagreements with management, its findings and its recommendations. As part of this review, the Committee shall oversee the resolution of any disagreements between management and the independent auditor and discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

14. The Committee shall review the application of significant regulatory, accounting and auditing initiatives, including new pronouncements, as well as off-balance sheet structures on the Company’s financial statements.

15. The Committee shall review and assess the adequacy of internal accounting procedures and controls, and any programs that the Company has instituted to correct any control deficiencies noted by management, other personnel responsible for the internal audit function or the independent auditor in its annual review. In furtherance of this assessment, the Committee shall discuss with management the results of the foregoing reviews, including significant items and potential ways to improve the accounting procedures and controls.

16. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

C.	Other Activities

17. The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Amendment and Restatement, bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV.	MEETINGS

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. Other meetings may be held at the discretion of the Chairman of the Committee. Minutes of each of these meetings shall be kept and the Chief Financial Officer will function as the management liaison officer to this Committee.

Date: June 25, 2008

PO Box 55384 Your Vote is Important! Boston MA 02205-5384 Vote by Internet Please go to the electronic voting site at www.eproxy.com/ata. Follow the on-line instructions. If you vote by Internet, you do not have to return your proxy card. Vote by Phone Please call us toll free at 1-866-977-7699 and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card. Vote by Mail or Fax Mark, date and sign this proxy card and mail promptly in the postage-paid envelope or fax your vote to 1-781-633-4306. Proxy Tabulator PO Box 55384 If Voting by Mail Boston MA 02205-9102 Remember to sign and date the form below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope. APARTMENT TRUST OF AMERICA, INC. ANNUAL MEETING OF STOCKHOLDERS June 28, 2011 INVESTOR PROXY CARD Solicited by the Board of Directors The undersigned stockholder of Apartment Trust of America, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Gustav G. Remppies, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2011 Annual Meeting of Stockholders of Apartment Trust of America, Inc. to be held on June 28, 2011 at 10:00 a.m. local time, at the company’s offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present, and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. This proxy is solicited on behalf of the Board of Directors of Apartment Trust of America, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. All votes by Internet or telephone must be received no later than 11:59 p.m., Eastern Daylight Time, on June 27, 2011 to be included in the voting results, and all votes by mail or fax must be received no later than 10:00 a.m., Eastern Daylight Time, on June 28, 2011 to be included in the voting results. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the Owner signature here Date instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an Co-Owner signature here Date authorized officer. If a partnership, please sign in partnership name by an authorized person.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 28, 2011. The proxy statement and annual report to stockholders are available at www.eproxy.com/ata. You may obtain directions to attend the 2011 Annual Meeting of Stockholders of Apartment Trust of America, Inc. by calling 1-804-237-1335.. PLEASE AUTHORIZE YOUR PROXY TODAY! THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES NAMED IN ITEM NO. 1. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR ALL” NOMINEES NAMED IN ITEM NO. 1. FOR WITHHOLD FOR ALL 1. For the election of the five nominees named below to serve as Directors until the Annual Meeting of Stockholders of Apartment Trust of America, Inc. to be held in the year 2012 and until his or her successor is duly elected and qualifies. *To withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below 01. Stanley J. Olander, Jr. 02. Andrea R. Biller 03. Glenn W. Bunting, Jr. 04. Robert A. Gary, IV 05. Richard S. Johnson ALL ALL EXCEPT* YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.